Exhibit 99.1

                                     TEREX

           NEWS RELEASE           NEWS RELEASE           NEWS RELEASE

       For information contact: Tom Gelston - Director, Investor Relations
                                 (203) 222-5943

            TEREX TO COMPLETE RESTATEMENT PROCESS IN THE NEXT SEVERAL
                      BUSINESS DAYS; RECEIVES BANK WAIVER

     WESTPORT, CT, September 15, 2005 -- Terex Corporation (NYSE: TEX) continues to work diligently to complete the filing of the Company's financial statements for the year ended December 31, 2004 and prior periods with the Securities and Exchange Commission ("SEC"). The Company is in the final stages of internal and external review of its financial statements for 2004 and prior periods, and will file the appropriate documents in the next several business days. The Company's Quarterly Reports on Form 10-Q for the first and second quarters of 2005 will be filed as soon as practicable thereafter.

     Terex therefore has obtained a waiver from its senior bank lending group that allows the Company until October 15, 2005 to provide its lenders with its financial information for the year ended December 31, 2004, as well as for the quarters ended March 31, 2005 and June 30, 2005. Management anticipates having all applicable financial information completed and provided to the senior bank lending group prior to that time.

Safe Harbor Statement

     The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; the SEC investigation of Terex; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer with 2004 net sales of $5 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

                               Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
         Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com